UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. ___)

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THERAGENICS CORPORATION®
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Company Contacts:       Frank Tarallo, CFO & Treasurer  or  Lisa Rassel, Manager of Investor Relations
Phone:               800-998-8479  -  770-271-0233                                             Website:                      www.theragenics.com

Juniper to Acquire Theragenics Corporation

Stockholders to Receive $2.20 per share in Cash

BUFORD, GA, August 5, 2013 – Theragenics Corporation® (NYSE: TGX) (the “Company”), a medical device company serving the surgical products and prostate cancer treatment markets, announced today that it has signed a definitive merger agreement pursuant to which a newly formed affiliate (the “Purchaser”) of Juniper Investment Company, LLC will acquire all of the outstanding common stock of the Company for $2.20 per share in cash.

The Board of Directors of the Company unanimously approved the merger agreement and the transactions contemplated thereby.  The merger agreement permits the Company to solicit competing offers from credible and bona fide third parties through September 6, 2013.

Regarding the transaction, M. Christine Jacobs, the Company’s Chairman, Chief Executive Officer and President, stated, “This transaction presents a significant premium over the Company’s trading prices prior to the announcement of discussions with Juniper, and, after careful analysis, the Board has determined that the transaction is in the best interests of our stockholders.”

Ms. Jacobs, who would retire from Theragenics upon the closing of a transaction with Juniper, concluded, “Juniper is an experienced investor and committed to maintaining the customers-first approach that is so fundamental to the Company.  Theragenics will be well positioned to continue to serve the needs of its customers without the significant burden of public company costs.”

Alexis Michas, a managing member of Juniper Investment Company, said, “We will be focused on delivering profitable growth by providing outstanding products and outcomes for the Company’s customers.  We recognize that the Company’s success is driven by the efforts of its employees, and we look forward to continuing to build on the Company’s strong foundation of quality, dedication and service.”

The transaction is expected to close in the fourth quarter of 2013, subject to stockholder approval and customary closing conditions as set forth in the merger agreement.  Upon the closing of the transaction, Frank J. Tarallo, the current Chief Financial Officer of the Company, will become the Chief Executive Officer of the Company.  Mr. Tarallo will also remain President of the Brachytherapy business.  Current senior management of CP Medical, Galt Medical, and NeedleTech Products, all wholly-owned subsidiaries of the Company, will remain unchanged.

The financing for the transaction is fully committed, and will consist of a combination of equity contributed by affiliates of Juniper and other investors, including affiliates of Garrison Investment Group, and debt financing provided by Credit Suisse AG and affiliates of Garrison Investment Group.  Juniper currently owns approximately 7% of the Company’s outstanding common stock and will reinvest that equity into the acquiring entity or an affiliate thereof.

Company Contacts:       Frank Tarallo, CFO & Treasurer  or  Lisa Rassel, Manager of Investor Relations
Phone:               800-998-8479  -  770-271-0233                                             Website:                      www.theragenics.com

VRA Partners is acting as the Company’s financial advisor, and Brown Gibbons Lang & Company is acting as the Board’s independent financial advisor.  Bryan Cave LLP is acting as the Company’s legal advisor.

Juniper is acting as its own financial advisor, and Shearman & Sterling LLP is acting as its legal advisor.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC.  INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov.  In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement related to the proposed merger when it becomes available.

About Theragenics Corporation

Theragenics Corporation operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, implanters, introducer products, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, custom loads, distributes and markets “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line (www.theragenicsbrachy.com) includes its palladium-103 TheraSeed® and its iodine-125 AgX100® devices. The terms “Company,” “we,” “us,” or “our” mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

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Company Contacts:       Frank Tarallo, CFO & Treasurer  or  Lisa Rassel, Manager of Investor Relations
Phone:               800-998-8479  -  770-271-0233                                             Website:                      www.theragenics.com

About Juniper Investment Company

Juniper Investment Company was founded in 2007 by Alexis Michas and John Bartholdson to develop and manage alternative investment offerings that address unique market opportunities.  The principals of Juniper have extensive private equity investment experience dating back to 1981 encompassing the activities of our predecessor organizations, Merrill Lynch Capital Partners (1981-1999) and Stonington Partners (1994-2010).  These activities encompass the acquisition of over 50 companies totaling over $22 billion in total consideration and involving the investment of approximately $3.2 billion of equity capital across a range of industries.

Forward Looking Statements

Certain matters discussed in this release may be forward-looking statements.  These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions.  Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement.  Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  These include, but are not limited to: (i) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties to abandon the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the outcome of any legal proceedings to the extent initiated against on the Company or others following the announcement of the transaction cannot be predicted; (iv) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (v) the Company may be adversely affected by other economic, business, and/or competitive factors.  Other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Theragenics Corporation’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

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M E M O R A N D U M

T0:	All Theragenics Corporation Employees

FROM:	M. Christine Jacobs

RE:	Juniper to Acquire Theragenics Corporation

DATE:	August 5, 2013

Good morning,

This morning, we announced that the Company entered into a merger agreement that provides for Juniper Acquisition Corporation to purchase all of the Company’s outstanding common stock.  As you may recall Juniper’s parent is an investment firm that invests in small businesses and that currently owns approximately 7% of our outstanding common stock.

After extensive review of strategic alternatives and careful consideration, the Company’s Board of Directors unanimously determined the agreement with Juniper is in the best interests of stockholders. Juniper has emphasized that it is committed to maintaining the customer-first approach that is so fundamental to our businesses.  Juniper recognizes that our Company’s success is driven by the efforts of our employees, and they look forward to continuing to build on our strong foundation of quality, dedication and service.

The Company is permitted to solicit competing offers during a 35-day “go-shop” period, and it is possible that the Board could terminate the agreement with Juniper if we receive a proposal that is superior to Juniper’s.

A proxy statement will be filed within the next few weeks asking for approval of the Company’s stockholders to complete the transaction with Juniper.  If the transaction is approved by stockholders, we expect the Juniper transaction to be completed in the fourth quarter of 2013.  Until then, we will continue operating as a public company and will carry out “business as usual.” Post-transaction, the Company will continue to exist, but as a private company.

Upon the closing of the transaction with Juniper, Bruce Smith and I will retire. Bruce and I have both been here for 26 years and will turn over the reins to Frank, Janet, Joe and Russ; you have them to help us all take Theragenics to its new level of success. Frank will become the CEO upon the closing of the transaction with Juniper. If a new bidder emerges and requests that Bruce and I delay our retirements, we will consider that request.

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The next few months will involve many steps at the corporate level.  While we navigate this process, we ask your help with remaining focused on our business and on providing the best quality products possible for our customers.  We are committed to providing you with updates on the progress of the merger as appropriate.  For now, we are providing a list of frequently asked questions and a copy of the press release issued by the Company this morning to answer some of your initial questions. Frank, Janet, Joe, Russ and John Kurkis are available to help you with any other questions you may have.

Juniper is excited about Theragenics and our strategy.  They like our products and our people.  They especially like our future prospects and that is because of each and every one of you.

Thank you,

Chris

M. Christine Jacobs
Chairman, CEO and President
Theragenics Corporation

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement with the SEC.  INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov.  In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement related to the proposed Merger when it becomes available.

PRIVILEGED COMMUNICATION

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ACQUISITION OF THERAGENICS CORPORATION BY AN AFFILIATE OF
JUNIPER INVESTMENT COMPANY, LLC
FREQUENTLY ASKED QUESTIONS

Q:	Who is Juniper?

A:
Juniper Investment Company is an investment firm and has been one of the Company’s largest stockholders for several years.  The principals of Juniper have extensive private equity experience dating back to 1981.  These activities encompass the acquisition of over 50 companies across a broad range of industries including several significant investments in the healthcare industry.   A newly formed company that is related to Juniper will purchase all of the common stock of Theragenics.

Q:           What does today’s announcement about a merger agreement with Juniper mean?

A:
Simply put, it means that Theragenics and Juniper have signed a merger agreement.  After obtaining stockholder approval, Juniper will purchase all of our common stock at $2.20 per share.   The merger will not be completed until after stockholder approval is obtained at a special meeting of stockholders and all of the closing conditions under the agreement are met.  Following the completion of the merger, our stock will no longer be traded on the New York Stock Exchange, and Theragenics will become a privately owned company.

Q:           When will the merger with Juniper be effective?

A:
Since a transaction of this nature takes several months to complete, we do not expect the transaction with Juniper to close until the fourth quarter of 2013. The completion of the merger with Juniper is subject to a number of closing conditions. In addition, our Board has the right to solicit other offers for a limited period and to terminate the agreement with Juniper if a proposal superior to Juniper’s is received, subject to the terms and conditions of the merger agreement.

Q:	Why did Theragenics agree to the transaction with Juniper?

A:
This transaction provides the Theragenics shareholders with a significant premium over the Company’s trading prices prior to the announcement of discussions with Juniper, and, after careful analysis, our Board has determined that the transaction is in the best interests of our stockholders.

Q:           Why did Juniper want to acquire Theragenics?

A:	Juniper has been a major stockholder in Theragenics for several years, so they know the Company and our industry well. We believe that they decided to purchase us because of:
●	Our industry position and growth potential in our core markets;
●	The quality of our products and reputation in the marketplace; and
●	Our experienced and talented management team and employees.

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ACQUISITION OF THERAGENICS CORPORATION BY AN AFFILIATE OF
JUNIPER INVESTMENT COMPANY, LLC
FREQUENTLY ASKED QUESTIONS

Q:	What does Juniper think about Theragenics, CP Medical, Galt Medical and Needletech Products?

A:
Juniper has informed us that they are committed to maintaining the customers-first approach that is so fundamental to our businesses.  Juniper recognizes that our Company’s success is driven by the efforts of our employees, and Juniper looks forward to continuing to build on our strong foundation of quality, dedication and service.

Juniper recognizes that the success of our Company is driven by the efforts of our employees and looks forward to continuing to build on our strong foundation of quality, dedication and service.

Q:           What happens next?

A:
In the coming weeks, there will be significant activity at the corporate level.  You will not see much activity at the operational level other than our normal activities.  We will continue to communicate updates to you as appropriate.  In the meantime, please go about your normal job duties and activities and continue to do as you have done in the past – produce the best quality products possible for our customers and their patients.

Q:	What are the benefits of being a privately owned company?

A:
Public companies have significant regulatory, administrative, financial reporting and corporate governance requirements that can be quite costly and necessitate a great deal of management’s time and effort.  As a private company, we expect to benefit significant cost savings since we will no longer need to prepare regular public filings under the securities laws.  Private companies can also often have greater flexibility since their shareholders typically judge performance over the long term rather than based on quarterly financial performance and its resulting impact on stock prices.  This enhances our ability to focus on running and growing the business over the long term.

Q:	What will happen to Theragenics employees?

A:
We are working on a “business as usual” basis, with our current organization staying in place.  We anticipate minimal disruption in the day-to-day activities of our employees and in how we conduct our business operations.

Q:	Who will lead the Company?

A:
Juniper is very familiar and comfortable with our senior management team.  The only changes anticipated to our senior leadership team at this time are the retirement of our Chief Executive Officer, Christine Jacobs, and our Executive Vice President, Bruce Smith, following completion of the merger with Juniper. Frank Tarallo, our current Chief Financial Officer, will become the Chief Executive Officer upon completion of the merger with Juniper.  No changes in senior management at CP Medical, Galt Medical, NeedleTech Products or our brachytherapy business are expected.

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ACQUISITION OF THERAGENICS CORPORATION BY AN AFFILIATE OF
JUNIPER INVESTMENT COMPANY, LLC
FREQUENTLY ASKED QUESTIONS

Q:           Will I have my same hire date/tenure after the merger?

A:	Yes.

Q:           Will my pay change?

A:	At this point, we do not anticipate any changes to your pay.

Q:           Will my healthcare benefits change?

A:
We anticipate current healthcare coverage will remain in effect through the end of the current plan year, June 30, 2014. More information about healthcare plans and options will be available in the coming months.

Q:           What will happen to my PTO/vacation time?

A:	At this point, we do not anticipate any changes to PTO or vacation time following closing. More information about benefit plans will be available in the coming months.

Q:           What will happen to my 401(k) and other ESPP benefits?

A:
We know there will be changes to those benefits plans that use Company stock, such as the Theragenics Corporation 401(k) Savings Plan (401(k) Plan) and the Theragenics Corporation Employee Stock Purchase Plan (ESPP).  Since Company stock will no longer be available once we are a private company, the ESPP will no longer be offered as a benefit.  Company stock was also used as the Company match in the 401(k) Plan, so we will have to discuss a new plan design with our new owners once the transaction is completed.

Q:           What will happen to my stock?

A:
If you own Theragenics stock, either personally or through stock options or exercise of rights in the ESPP or in your account under the 401(k) Plan, you will receive cash for your shares following closing.

Q:           What does this transaction mean for Theragenics’ customers, vendors and suppliers?

A:	We do not expect significant changes for our customers, vendors and suppliers. We will continue to operate as we currently do, and the transition should be seamless.

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ACQUISITION OF THERAGENICS CORPORATION BY AN AFFILIATE OF
JUNIPER INVESTMENT COMPANY, LLC
FREQUENTLY ASKED QUESTIONS

We are in the early stages of the process for completing the transaction.  We recognize that more questions may arise than those addressed above.  We are committed to continuing to communicate with you as new information is made available.  Please see your Manager or local HR Manager if you have any further questions regarding the merger.

Additional Information and Where to Find It

In connection with the proposed Merger, Theragenics Corporation will file a proxy statement with the SEC.  INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov.  In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

Theragenics Corporation and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of such directors and executive officers is included in Theragenics Corporation’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of Theragenics Corporation’s participants in the solicitation will be included in the proxy statement related to the proposed Merger when it becomes available.

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